Data\Bio\SEC\8kmay02
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                          Date of Report: - May 2, 2001

                                BIORELEASE CORP.
                                 ---------------
               (Exact name of registrant as specified in charter)


  Delaware                     0-15260                   88-0218411
  --------                     -------                   ----------
Jurisdiction of            Commission File              I. R. S. Employer
Incorporation              Number                       Identification
                                                        Number

               340 Granite Street, Suite 200, Manchester, NH 03102
               ---------------------------------------------------
                    (Address of principal executive offices)

                         Registrant's telephone number:
                                 (603) 641-8443

Item 5.  Other Events

On May 2nd, 2001, holders of a majority of the Company's common stock consented in writing to five corporate actions in lieu of a meeting of the shareholders of the Company. The effect of these five consents is to (1) amend the Certificate of Incorporation to change the name of the Corporation to BRL Holdings, Inc.;
(2) amend the Articles of Incorporation to authorize a new class of shares, namely 5,000,000 shares of $0.10 per share value Preferred Stock; (3) to reverse split the outstanding shares on a one for 12.5 basis, so that the 17,924,238 pre-reverse common shares currently outstanding will become a total of 1,433,939 shares (all fractional shares to be rounded to the nearest whole share); (4) that, subject to the effectiveness of a registration statement on Form SB-2 or other applicable Form, the Corporation will distribute prorata to its common shareholders, one share of the common stock of its subsidiary Biorelease Technologies, Inc. ("BTI") for each 25 pre-reverse split common shares held on the record date (total of 800,000 shares to be distributed); and finally (5) that the officers and directors are authorized to submit an Information Statement pursuant to Schedule 14C under the Securities Exchange Act of 1934 to all Company shareholders which did not sign the referenced Consent. The record date to be eligible for the reverse split and the BTI stock dividend is set as May 31st, 2001.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                 BIORELEASE CORP

                                                 /s/ R. Bruce Reeves, President

Dated:        May 2, 2001